CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the filing of the financial statement into the amended registration statement of Wonder International Education & Investment Group Corporation into Form S1-A for the year ended December 31, 2008.

/s/ Robert G. Jeffrey --------------------- Robert G. Jeffrey

Wayne, New Jersey 07470

February 4, 2010